Exhibit 24.1

DIRECTOR’S POWERS OF ATTORNEY

(Form S-8 for the Company’s 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026)

Each of the undersigned directors of Kohl’s Corporation (the “Company”) hereby designates and appoints Michael J. Bender and Jennifer Kent, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of: (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Registration Statement on Form S-8 (the “Form S-8”) relating to the Company’s 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026, and any related amendments (including post-effective amendments) and/or supplements to the Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement on Form S-8, on one or more counterparts, as of the 20th day of May, 2026.

/s/ Michael J. Bender	/s/ Wendy Arlin
Michael J. Bender	Wendy Arlin

/s/ Yael Cosset	/s/ H. Charles Floyd
Yael Cosset	H. Charles Floyd

/s/ Robbin Mitchell	/s/ Jonas Prising
Robbin Mitchell	Jonas Prising

/s/ John E. Schlifske	/s/ Adolfo Villagomez
John E. Schlifske	Adolfo Villagomez